Exhibit 99.4

Execution Version

LOCK-UP AGREEMENT

November 14, 2025

Epsilon Energy, Ltd.1
500 Dallas Street, Ste. 1250
Houston, TX 77002

Re:  Common shares, no par value (“Common Shares”), of Epsilon Energy, Ltd. (the “Company”)

Ladies and Gentlemen:

The undersigned expects to receive beneficial ownership of Common Shares of the Company in connection with the consummation of the transactions contemplated by (i) that certain Membership Interest Purchase Agreement dated August 11, 2025, by and among the Company, the sellers signatory thereto (the “Sellers”), Peak Exploration & Production, LLC, Epsilon Energy USA, Inc. and Yorktown Energy Partners XI, L.P., as the representative of the Sellers (the “Peak E&P Purchase Agreement”), and/or (ii) that certain Membership Interest Purchase Agreement dated August 11, 2025, by and among the Company, Peak BLM Lease LLC, Yorktown Energy Partners XI, L.P., and Epsilon Energy USA, Inc. (the “Peak BLM Purchase Agreement” and together with the Peak E&P Purchase Agreement, the “Purchase Agreements”). Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Purchase Agreements.

Pursuant to Section 8.14 of the Peak E&P Purchase Agreement and Section 8.13 of the Peak BLM Purchase Agreement, as applicable, as a condition to the Closing, the undersigned, being a Lock-Up Party, hereby agrees to the terms of this Lock-Up Agreement. In consideration of the benefits to be received by the undersigned pursuant to the Purchase Agreements, and of other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, effective as of the Closing, the undersigned agrees that, during the period beginning from the Closing Date and continuing to and including the date 180 days after the Closing Date (the “Restricted Period”), the undersigned will not offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of any Common Shares, or any options or warrants to purchase any Common Shares, or any securities convertible into, exchangeable for or that represent the right to receive Common Shares, whether now owned or hereinafter acquired, owned directly by the undersigned (including holding as a custodian) or with respect to which the undersigned has beneficial ownership within the rules and regulations of the Securities and Exchange Commission (collectively, the “Lock-Up Shares”). The foregoing restriction is expressly agreed to preclude the undersigned from engaging in any hedging or other transaction that is designed to or that reasonably could be expected to lead to or result in a sale or disposition of the Lock-Up Shares even if such Lock-Up Shares would be disposed of by someone other than the undersigned. Such prohibited hedging or other transactions would include without limitation any short sale or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to any of the Lock-Up Shares or with respect to any security that includes, relates to, or derives any significant part of its value from such Lock-Up Shares.

Without limitation of the foregoing restrictions, without the prior written consent of the Company, the undersigned will not, during the Restricted Period, sell any Common Shares pursuant to any registration statement with the Securities and Exchange Commission filed by the Company with respect to the resale of the Common Shares contemplated by the Registration Rights Agreement.

Notwithstanding the foregoing, the undersigned may, without the consent of the Company:

(A)	transfer or dispose of the Lock-Up Shares as a bona fide gift or gifts, provided that the donee or donees thereof agree to be bound in writing by the restrictions set forth herein;

(B)
transfer or dispose of the Lock-Up Shares to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that the trustee of the trust agrees to be bound in writing by the restrictions set forth herein and any such transfer shall not involve a disposition for value;

(C)
transfer or dispose of the Lock-Up Shares by will, other testamentary document or intestate succession upon the death of the undersigned, provided that the legatee, heir or other transferee agrees to be bound in writing by the restrictions on transfer set forth herein and any such transfer shall not involve a disposition for value, and provided further that any required filing made pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), shall include a footnote noting the circumstances described in this clause (C) and no other public filing or announcement shall be required or shall be made voluntarily in connection with such transfer or disposition;

(D)
transfer or dispose of the Lock-Up Shares by operation of law pursuant to a qualified domestic order or in connection with a divorce settlement or other court order, provided that the recipient agrees to be bound in writing by the restrictions set forth herein, provided further that any required filing made pursuant to Section 16(a) of the Exchange Act shall include a footnote noting the circumstances described in this clause (D) and no other public filing or announcement shall be required or shall be made voluntarily in connection with such transfer or disposition;

(E)
enter into a trading plan providing for the sale of the Lock-Up Shares by the undersigned, which trading plan meets the requirements of Rule 10b5-1(c) under the Exchange Act, provided that such plan does not provide for, or permit, the sale of any Lock-Up Shares during the Restricted Period and no filing under Section 13 or Section 16(a) of the Exchange Act or other public announcement is voluntarily made or required regarding such plan during the Restricted Period;

(F)
distribute, transfer or dispose of Lock-Up Shares (i) to limited partners, general partners, members, stockholders or holders of similar equity interests of the undersigned, or (ii) to another corporation, partnership, limited liability company, trust or other business entity that is an affiliate (as defined in Rule 405 promulgated under the Securities Act of 1933, as amended) of the undersigned, or to any investment fund or other entity controlling, controlled by, managing or managed by or under common control or common investment management with the undersigned or affiliates of the undersigned; provided that in the case of any distribution, transfer or disposition pursuant to this clause (F), (a) each donee or transferee agrees to be bound in writing by the restrictions set forth herein and (b) (1) if any filing under Section 16(a) of the Exchange Act, or other public filing or disclosure, is legally required, such filing or disclosure shall clearly indicate therein or in the footnotes thereto that the filing relates to circumstances described in this clause (F), and (2) no other public announcement or filing shall be voluntarily made during the Restricted Period; and

(G)
buy, sell or otherwise engage in transactions relating to Common Shares acquired in open market transactions after the Closing; provided that no filing under Section 13 or Section 16(a) of the Exchange Act shall be required or shall be voluntarily made in connection with such subsequent transaction in Common Shares acquired in such open market transactions.

The undersigned now has, and, except as contemplated by above, for the duration of the Restricted Period will have, good and marketable title to the Lock-Up Shares, free and clear of all liens, encumbrances, and claims whatsoever. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the Lock-Up Shares except in compliance with the foregoing restrictions.

This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by and construed in accordance with the laws of the State of Texas, without regard to the conflict of laws principles thereof.

[signature page follows]

November 14, 2025

Very truly yours,

YORKTOWN ENERGY PARTNERS IX, L.P.

By:	Yorktown IX Company LP,
its general partner

	By:	Yorktown IX Associates LLC,
its general partner

		By:	/s/ Bryan H. Lawrence
Bryan H. Lawrence, Managing Member

YORKTOWN ENERGY PARTNERS X, L.P.

By:	Yorktown X Company LP,
its general partner

	By:	Yorktown X Associates LLC,
its general partner

		By:	/s/ Bryan H. Lawrence
Bryan H. Lawrence, Managing Member

YORKTOWN ENERGY PARTNERS XI, L.P.

By:	Yorktown XI Company LP,
its general partner

	By:	Yorktown XI Associates LLC,
its general partner

		By:	/s/ Bryan H. Lawrence
Bryan H. Lawrence, Managing Member

[Signature page to Lockup Agreement]